Exhibit 99.1

Contacts
Pei Hung, DASAN Zhone Investor Relations	DZSI Strategic Communications:
Tel: +1 510.777.7386	Matt Glover or Najim Mostamand, CFA
Fax: +1 510.777.7001	Tel: +1 949.574.3860
E: phung@dasanzhone.com	E: dzsi@gatewayir.com

DASAN Zhone Solutions Reports Strong Second Quarter 2019 Financial Results

Oakland, Calif., August 13, 2019 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI or the "Company" or “DZS”), a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers, today reported second quarter results for the period ended June 30, 2019.

Second Quarter 2019 Financial Performance:

Non-GAAP financial measures are reconciled to the most comparable GAAP measures in the tables set forth at the end of this press release.

	Q2 2019	Guidance (provided on May 9, 2019)
Net Revenue % increase vs Prior Year (Q2 2018)	$83.7 million 9.7%	$82.5 - $86.0 million 8% - 13%
GAAP Gross Margin %	33.2%	32.5% - 33.5%
Non-GAAP Gross Margin % (1)	34.2%	Not applicable
GAAP Operating Expenses	$24.8 million (29.7% of net revenue)	Not applicable
Non-GAAP Adjusted Operating Expenses (2)	$23.3 million (27.8% of net revenue)	$24.5 - $26.0 million (~30% of net revenue)
GAAP Net Income (attributable to DZSI) Diluted EPS (GAAP)	$2.4 million (2.9% of net revenue) $0.13	Not applicable
Non-GAAP Net Income (attributable to DZSI) (1) Diluted EPS (non-GAAP)	$4.8 million (5.7% of net revenue) $0.26	Not applicable
GAAP Net Income	$2.4 million (2.8% of net revenue)	Not applicable
Adjusted EBITDA (3)	$6.7 million (8.0% of net revenue)	$2.0 - $3.0 million (2% - 4% of net revenue)

_______

(1) Includes add-back of stock-based compensation (SBC), depreciation and amortization (D&A) and inventory step-up amortization expenses.

(2) Excludes SBC and D&A expenses.

(3) See definition of Adjusted EBITDA in the section below titled “Non-GAAP Financial Measures”.

•

Net revenue for the second quarter of 2019 was $83.7 million, which was in-line with the Company’s guidance of $82.5 million to $86 million and reflected an increase of 9.7% year-over-year against a challenging comparison from the second quarter of 2018, where the Company benefitted from a large $16.5 million contract signed with a government customer based in India.
•	GAAP gross margin for the second quarter of 2019 was 33.2%, which was in-line with the Company's gross margin guidance of 32.5% to 33.5%.
•

GAAP net income attributable to DZS for the second quarter of 2019 totaled $2.4 million, or $0.13 per diluted share. Non-GAAP net income attributable to DZS for the second quarter of 2019 totaled $4.8 million, or $0.26 per diluted share. The Company benefited from a positive foreign currency gain of $1.6 million in the quarter.

•

GAAP operating expenses for the second quarter of 2019 were $24.8 million. Non-GAAP adjusted operating expenses for the second quarter of 2019 were $23.3 million, which was better than the Company's guidance of $24.5 million to $26.0 million.

•

Non-GAAP adjusted EBITDA for the second quarter of 2019 totaled $6.7 million and non-GAAP adjusted EBITDA margin was 8.0%, which exceeded the Company's guidance of $2 million to $3 million. On a year-over-year basis, non-GAAP adjusted EBITDA for the second quarter of 2019 increased more than 100% from $3.2 million, or 4.2% non-GAAP adjusted EBITDA margin, in the same year-ago period.

•	Total cash and cash equivalents (excluding restricted cash) as of June 30, 2019 were $56.4 million, compared to $27.7 million as of December 31, 2018.

Management Commentary:

"We are encouraged by the progress we have made on our 5G growth initiatives,” said Yung Kim, CEO of DZS. “We recently won a multi-tens-of-million-dollar contract with a top tier carrier in Japan, which is a long-standing customer that we supported in their previous 4G LTE deployment cycle. We are pleased we can continue to play a key role in the rollout of their new 5G networks with the potential for further revenue upside from higher unit volumes and multi-year extensions. This 5G Japan win, along with two previously announced significant 5G commercial contracts with Tier 1 service providers in South Korea, gives us confidence that we will be well-positioned to capture additional spend when the 5G upgrade cycle accelerates globally.”

Michael Golomb, CFO of DZS, said: "We are excited to have once again achieved our revenue and gross margin guidance during the second quarter, while significantly outperforming our adjusted operating expenses and Adjusted EBITDA guidance. Our profitability improved significantly, as demonstrated by our record net income and earnings per share. During the quarter, we also strengthened our cash position with a successful $43 million primary equity raise, on a net basis, to support the continued growth in our business.”

Business Outlook:

DZS’s business outlook is based on current expectations.  The following statements are forward-looking, and actual results can differ materially and adversely from those expressed below based on market conditions and risk factors set forth under “Forward-Looking Statements” below and in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 and our subsequent filings with the U.S. Securities and Exchange Commission.  Accordingly, undue reliance should not be placed on these projections.

The Company does not provide guidance for GAAP operating expenses or GAAP net income, the measures the Company considers to be the most directly U.S. GAAP financial measures to Non-GAAP Adjusted Operating Expenses and Adjusted EBITDA, and no reconciliations of the forecasted ranges for Adjusted Operating Expenses or Adjusted EBITDA for the quarter ending September 30, 2019 or year ending December 31, 2019 are included because DZS does not provide specific guidance for the various reconciling items, such as merger and acquisition transaction costs, unusual gains or losses, net gains or losses on sales of assets or potential future asset impairments, as certain items that impact these measures have not occurred, are out of DZS’s control or cannot be easily be predicted.  Accordingly, DZS is unable to quantify certain amounts that would be required to be included in the corresponding GAAP measures without unreasonable effort and DZS believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.  Please note that the unavailable reconciling items could significantly impact the Company’s results.

Third Quarter 2019 Guidance:

Q3 2019 Guidance
Net Revenue % increase vs Prior Year (Q3 2018)	$88 - $94 million 22% - 31%
GAAP Gross Margin %	32.5% - 33.5%
Non-GAAP Adjusted Operating Expenses (excl. SBC and D&A expenses)	$24.5 - $25.5 million (27% - 28% of net revenue)
Adjusted EBITDA	$4 - $6 million (4.5% - 6% of net revenue)

Revised Guidance for Full Year 2019:

	Full Year 2019 Guidance	Prior Guidance (provided on May 9, 2019
Net Revenue % increase vs Prior Year (2018)	$345 - $355 million 22% - 26%	$350 - $360 million 24% - 28%
GAAP Gross Margin %	32.5% - 33.5%	32.5% - 34.0%
Non-GAAP Adjusted Operating Expenses (excl. SBC and D&A expenses)	$96.5 - $99.5 million (~28% of net revenue)	$97 - $102 million (~28% of net revenue)
Adjusted EBITDA	$19 - $22 million (5.5% - 6% of net revenue)	$17 - $20 million (5% - 6% of net revenue)
•

The revised revenue guidance reflects modest impact from a large carrier in Europe that is delaying capex spend until 2020, impacting both the Company and its peers, and a slower-than-expected ramp up of network infrastructure spend by a large government customer in India in Q3 2019, which the Company believes was impacted by the country’s month-long national elections that concluded at the end of May. The Company expects that the India business will reaccelerate in Q4 2019.

•	The revised GAAP gross margin guidance of 32.5% to 33.5% reflects higher geographic mix in Asia Pacific and the Middle East regions.
•	The revised Non-GAAP adjusted operating expenses guidance of $96.5 million to $99.5 million reflects continued focus on cost controls.
•	The revised Adjusted EBITDA of $19 million to $22 million, or margin of 5.5% and 6%, reflects the Company’s continued commitment to deliver on profitability guidance.

Non-GAAP Financial Measures

To supplement DZS's consolidated financial statements presented in accordance with GAAP, DZS uses Non-GAAP Gross Margin, Adjusted EBITDA (including as a percentage of net revenue), Non-GAAP net income attributable to DZS (including as a percentage of net revenue), and Non-GAAP Adjusted Operating Expenses (including as a percentage of net revenue), which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of, DZS's past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses and gains that DZS believes are not indicative of core operating results. Further, Adjusted EBITDA is a measure of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate Adjusted EBITDA differently than DZS does.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is included at the end of the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below, and reconciliations of Non-GAAP Gross Profit (a component of Non-GAAP Gross Margin) to gross profit, net income (loss) attributable to DZS to non-GAAP net income (loss) attributable to DZS and total operating expenses to Adjusted Operating Expenses are provided in tables immediately following the Unaudited Condensed Consolidated Balance Sheets below.

DZS calculates “Non-GAAP Gross Margin” as Non-GAAP Gross Profit as a percentage of net revenue, and DZS defines “Non-GAAP Gross Profit” as gross profit plus (i) depreciation and amortization expense, (ii) stock-based compensation expenses and (iii) expenses incurred in connection with material transactions or events that the Company believes are not indicative of our core operating performance, such as inventory step-up valuation amortization, which may or may not be recurring in nature.

DZS defines “Adjusted EBITDA” as net income (loss) plus (i) interest expense, net, (ii) provision (benefit) for taxes, (iii) depreciation and amortization expense, (iv) stock-based compensation expenses, and (v) expenses incurred in connection with material transactions or events that the Company believes are not indicative of our core operating performance, such as merger and acquisition transaction costs, inventory step-up valuation amortization, bargain purchase gain, or a gain (loss) on sale of assets or impairment of fixed assets, which may or may not be recurring in nature.

DZS defines “non-GAAP net income attributable to DZS as net income (loss) plus (i) depreciation and amortization expense, (ii) stock-based compensation expenses, and (iii) material non-recurring transactions or events, such as merger and acquisition transaction costs or a gain (loss) on sale of assets or impairment of fixed assets or bargain purchase gain.

DZS defines “Adjusted Operating Expenses” as total operating expenses less (i) depreciation and amortization, (ii) stock-based compensation, and (iii) expenses incurred in connection with material transactions or events that the Company believes are not indicative of our core operating performance, such as merger and acquisition transaction costs, inventory step-up valuation amortization, bargain purchase gain, or a gain (loss) on sale of assets or impairment of fixed assets, which may or may not be recurring in nature.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934.  These statements are based on current expectations, estimates, forecasts and projections about the industries in which the Company operates and reflect the beliefs and assumptions of the Company’s management as of the date hereof.  Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross margin, costs or other financial items (including Adjusted EBITDA and Adjusted Operating Expenses) in future periods and to anticipated growth and trends in our business or key markets are forward-looking statements.  Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict.  The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its acquisitions, including the KEYMILE acquisition and any integration risks relating thereto; the ability to generate sufficient revenue to achieve or sustain profitability; the Company’s ability to raise additional capital to fund existing and future operations or to refinance or repay its existing indebtedness; defects or other performance problems in the Company’s products; any economic slowdown in the telecommunications industry that restricts or delays the purchase of the Company’s products by its customers; the loss of any of our large customers, a significant reduction in their spending, or a material change in their networking or procurement strategies; commercial acceptance of the Company’s products; intense competition in the communications equipment market; higher than anticipated expenses that the Company may incur; any failure to comply with the periodic filing and other requirements of The Nasdaq Stock Market for continued listing; fluctuations in foreign currency exchange rates; the Company’s ability to enforce its intellectual property rights; the initiation of any civil litigation, regulatory proceedings, government enforcement actions or other adverse effects relating to the Audit Committee investigation or errors in the consolidated financial statements of Zhone Technologies, Inc.; the Company’s ability to execute on its strategy and operating plans; and economic conditions. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

About DASAN Zhone Solutions, Inc.

DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global provider of ultra-broadband network access solutions and communications platforms deployed by advanced Tier 1, 2 and 3 service providers and enterprise customers.  Our solutions are deployed by over 900 customers in more than 80 countries worldwide. Our ultra-broadband solutions are focused on creating significant value for our customers by delivering innovative solutions that empower global communication advancement by shaping the internet connection experience.  Every connection matters, and the first connection to the internet and cloud services applications matters the most. Our principal focus is centered around enabling our customers to connect everything and everyone to the internet-cloud economy via ultra-broadband connectivity solutions. The Company provides a wide array of reliable, cost-effective networking technologies, including: broadband access, mobile backhaul, Ethernet switching with Software Defined Networking (“SDN”) capabilities, new enterprise solutions based on Passive Optical LAN (“POL”), and new generation of SDN/ Network Function Virtualization (“NFV”) solutions for unified wired and wireless networks.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and DASAN Zhone Solutions product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders.  Specifications, products, and/or products names are all subject to change without notice.

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net revenue	$83,664	$74,089	$76,257	$157,753	$135,761
Cost of revenue	55,882	49,219	53,092	105,101	90,861
Gross profit	27,782	24,870	23,165	52,652	44,900
Operating expenses:
Research and product development	9,430	10,184	8,714	19,614	17,691
Selling, general and administrative	14,929	15,039	11,712	29,968	24,106
Amortization of intangible assets	470	472	131	942	262
Total operating expenses	24,829	25,695	20,557	50,524	42,059
Operating income (loss)	2,953	(825)	2,608	2,128	2,841
Interest income	62	88	75	150	161
Interest expense	(1,244)	(871)	(560)	(2,115)	(883)
Other income (expenses), net	1,345	228	(427)	1,573	(287)
Income (loss) before income taxes	3,116	(1,380)	1,696	1,736	1,832
Income tax provision	732	77	341	809	336
Net income (loss)	2,384	(1,457)	1,355	927	1,496
Net income (loss) attributable to non-controlling interest	(24)	181	(61)	157	(27)
Net income (loss) attributable to DASAN Zhone Solutions, Inc.	$2,408	$(1,638)	$1,416	$770	$1,523

Earnings (loss) per share attributable to DASAN Zhone Solutions, Inc.:
Basic	$0.13	$(0.10)	$0.09	$0.04	$0.09
Diluted	$0.13	$(0.10)	$0.08	$0.04	$0.09
Weighted average shares outstanding:
Basic	18,166	16,593	16,438	17,384	16,425
Diluted	18,482	16,593	16,672	17,710	16,645

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$2,384	$(1,457)	$1,355	$927	$1,496
Stock-based compensation	811	825	377	1,636	740
Interest expense, net	1,182	783	485	1,965	722
Income tax expense	732	77	341	809	336
Depreciation and amortization	1,350	1,417	682	2,767	1,381
Merger and acquisition costs	-	337	-	337	-
Inventory step-up amortization	201	201	-	402	-
Bargain purchase gain on acquisition	-	(334)	-	(334)	-
Adjusted EBITDA	$6,660	$1,849	$3,240	$8,509	$4,675

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2019	December 31, 2018
Assets
Current Assets
Cash and cash equivalents	$56,421	$27,709
Restricted cash	8,364	7,003
Accounts receivable, net	88,372	71,617
Other receivables	8,132	12,988
Contract assets	17,093	11,381
Inventories	43,306	33,868
Prepaid expenses and other current assets	4,857	4,185
Total current assets	226,545	168,751
Property, plant and equipment, net	6,173	5,518
Right-of-use assets from operating leases	20,310	-
Goodwill	3,977	3,977
Intangible assets, net	15,831	5,649
Non-current deferred tax assets	2,175	2,752
Long-term restricted cash	572	936
Other assets	4,345	2,424
Total assets	$279,928	$190,007
Liabilities, Stockholders' Equity and Non-controlling Interest
Current liabilities:
Accounts payable	$42,492	$38,608
Short-term debt	28,867	31,762
Other payables	4,040	3,073
Contract liabilities - current	3,365	8,511
Operating lease liabilities - current	3,892	-
Accrued and other liabilities	10,347	11,517
Total current liabilities	93,003	93,471
Long-term debt	29,963	14,142
Contract liabilities - non-current	2,467	1,801
Deferred tax liabilities	1,064	-
Operating lease liabilities - non-current	17,542	-
Pension liabilities	13,625	-
Other long-term liabilities	1,715	2,739
Total liabilities	159,379	112,153
Stockholders’ equity and non-controlling interest:
Common stock	21	16
Additional paid-in capital	137,805	93,192
Accumulated other comprehensive loss	(3,064)	(192)
Accumulated deficit	(15,007)	(15,777)
Total stockholders’ equity	119,755	77,239
Non-controlling interest	794	615
Total stockholders’ equity and non-controlling interest	120,549	77,854
Total liabilities, stockholders’ equity and non-controlling interest	$279,928	$190,007

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

The reconciliation of Adjusted EBITDA to net income is included above in the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).  Set forth below are reconciliations of Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Net Income Attributable to DZS to gross profit, total operating expenses and net income attributable to DZS, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures to Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Net Income Attributable to DZS:

	Three Months Ended June 30, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income	Net Income Attributable to DZSI	Net Income per Diluted Share Attributable to DZSI
GAAP amount	$55,882	$27,782	$24,829	$2,953	$2,408	$0.13
Adjustments to GAAP amounts:
Depreciation and amortization	(594)	594	(756)	1,350	1,350	0.07
Stock-based compensation	(10)	10	(801)	811	811	0.05
Merger and acquisition costs	-	-	-	-	-	-
Inventory step-up amortization	(201)	201	-	201	201	0.01
Bargain purchase gain on acquisition	-	-	-	-	-	-
Non-GAAP amount	$55,077	$28,587	$23,272	$5,315	$4,770	$0.26

	Three Months Ended March 31, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income (Loss)	Net Income (Loss) Attributable to DZSI	Net Income (Loss) per Diluted Share Attributable to DZSI
GAAP amount	$49,219	$24,870	$25,695	$(825)	$(1,638)	$(0.10)
Adjustments to GAAP amounts:
Depreciation and amortization	(517)	517	(900)	1,417	1,417	0.09
Stock-based compensation	(10)	10	(815)	825	825	0.05
Merger and acquisition costs	-	-	(337)	337	337	0.02
Inventory step-up amortization	(201)	201	-	201	201	0.01
Bargain purchase gain on acquisition	-	-	-	-	(334)	(0.02)
Non-GAAP amount	$48,491	$25,598	$23,643	$1,955	$808	$0.05

	Three Months Ended June 30, 2018
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income	Net Income Attributable to DZSI	Net Income per Diluted Share Attributable to DZSI
GAAP amount	$53,092	$23,165	$20,557	$2,608	$1,416	$0.08
Adjustments to GAAP amounts:
Depreciation and amortization	(256)	256	(426)	682	682	0.04
Stock-based compensation	-	-	(377)	377	377	0.03
Non-GAAP amount	$52,836	$23,421	$19,754	$3,667	$2,475	$0.15

	Six Months Ended June 30, 2019
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income	Net Income Attributable to DZSI	Net Income per Diluted Share Attributable to DZSI
GAAP amount	$105,101	$52,652	$50,524	$2,128	$770	$0.04
Adjustments to GAAP amounts:
Depreciation and amortization	(1,111)	1,111	(1,656)	2,767	2,767	0.16
Stock-based compensation	(20)	20	(1,616)	1,636	1,636	0.09
Merger and acquisition costs	-	-	(337)	337	337	0.02
Inventory step-up amortization	(402)	402	-	402	402	0.02
Bargain purchase gain on acquisition	-	-	-	-	(334)	(0.02)
Non-GAAP amount	$103,568	$54,185	$46,915	$7,270	$5,578	$0.31

	Six Months Ended June 30, 2018
	Cost of Revenue	Gross Profit	Operating Expenses	Operating Income	Net Income Attributable to DZSI	Net Income per Diluted Share Attributable to DZSI
GAAP amount	$90,861	$44,900	$42,059	$2,841	$1,523	$0.09
Adjustments to GAAP amounts:
Depreciation and amortization	(513)	513	(868)	1,381	1,381	0.08
Stock-based compensation	-	-	(740)	740	740	0.05
Non-GAAP amount	$90,348	$45,413	$40,451	$4,962	$3,644	$0.22